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                              EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 31 day of July, 1996, by Snyder Communications, L. P., a Delaware limited partnership with its principal place of business at 6903 Rockledge Drive, Bethesda, Maryland 20817 (the "Partnership"); Snyder Communications, Inc., a Delaware corporation, having the same principal place of business and having been formed to succeed to the businesses of the Partnership by becoming a holding company of the Partnership (the "Corporation"); and Shaun Gilmore residing at 38 Country Lane, Basking Ridge, NJ 07920 (the "Executive"). The Partnership and the Corporation shall be referred to herein as the "Employer."

                 WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Executive;

                 NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

              1. Term of Employment; Title; Duties.

                 The Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, upon the terms set forth in this Agreement. The Executive shall serve as the President of Direct Sales during the term of his employment under this Agreement. The Executive shall report directly to the Chairman and Chief Executive Officer, who shall have the authority to direct, control and supervise the activities of the Executive. The Executive shall perform such services consistent with his position as may be assigned to him from time to time by such person.

              2. Extent of Services.

                 The Executive agrees to devote his entire business time and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Employer. The Executive shall work at the principal office of the Employer located in the Washington, D.C. metropolitan area. The Executive represents and warrants to the Employer that he is able to enter into this Agreement and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between the Executive and any other person, including, but not limited to, AT&T Communications, Inc. For the purposes of this Agreement, the term "person"





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means any natural person, corporation, partnership, limited liability partnership, limited liability company, or any other entity of any nature.

              3. Base Salary.

                 The Employer shall pay the Executive a base annual salary of $300,000.00. The salary shall be payable in biweekly installments of $11,538.46, minus such deductions as may be required by law or reasonably requested by the Executive. The Employer will review the Executive's base salary no less often than annually in conjunction with its regular review of executive salaries.

              4. Bonus.

                 The Executive shall be guaranteed a bonus of $100,000 for the remainder of 1996. Thereafter, the Executive shall be eligible for an annual bonus of up to $200,000 in each calendar year based on the Executive's success in reaching or exceeding certain performance objectives as set forth in, or established in connection with, the annual business plan or budget by the Chief Executive Officer or the Compensation Committee of the Board of Directors of the Corporation.

              5. Severance.

                 The Executive is an employee "at will" and may be terminated by the Employer at any time with or without cause.

                 If the Executive is terminated by the Employer without cause at any time, (i) the Executive shall receive from the Employer within ninety
(90) days of the date of his termination a severance payment equal to his annual base salary at the date of termination minus such deductions as may be required by law or reasonably requested by the Executive, and (ii) all of the Executive's non-vested stock options that would have vested as set forth in
Section 6 of this Agreement during the calendar year in which the termination occurred shall immediately vest as of the date of termination. If the Executive voluntarily terminates his employment with the Employer or is terminated for cause, no such severance payment shall be paid and no such stock options shall vest.

                 If the Executive is involuntarily terminated in connection with an acquisition of the Employer, whether through merger, sale of substantially all of Employer's assets or otherwise, Executive shall receive a severance payment of $500,000 within thirty (30) days following such termination.

              6. Stock Options.

                 On the date that the initial public offering of the common stock of the Corporation (the "IPO") is consummated, the Executive shall be granted by the





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Corporation two nonqualified stock options for the purchase of 100,000 shares and 400,000 shares, respectively, for an aggregate of 500,000 shares of the common stock of the Corporation each with an exercise price equal to the initial public offering price of the common stock of the Corporation. The stock option agreement for an award of 100,000 shares shall provide that the option is fully vested from the date of grant, shall become exercisable six (6) months from the date of grant, and shall provide that the option shall remain exercisable through the fourth anniversary of the date of grant whether or not the Executive's employment with the Employer continues. Accordingly, such option shall remain exercisable through such fourth anniversary even if Executive voluntarily terminates his employment with the Employer or is terminated by the Employer with or without cause. Following such fourth anniversary, if the Executive continues to be employed by the Employer, such stock option shall remain exercisable through, and shall terminate on, the earlier of ninety (90) days following the Executive's termination of employment or the tenth anniversary of the date of grant.

                 The stock option agreement for the grant of the 400,000 shares shall provide that the option shall vest at the rate of twenty-five percent (25%) per year on each anniversary date of the consummation of the IPO of the Corporation (subject to partial acceleration as provided in Section 5 of this Agreement) such that the stock option shall be fully vested on the fourth anniversary of such date, provided that the Executive continues to be employed by the Employer. In addition, if Employer is acquired, whether through merger, sale of substantially all of its assets or otherwise, the unvested portion of such option shall vest and become exercisable immediately prior to the acquisition of Employer. Such stock option shall terminate on the earlier of ninety (90) days following the Executive's termination of employment or the tenth anniversary of the date of grant.

                 The Employer shall register the common stock that may be acquired upon exercise of the options on Form S-8 no later than thirty (30) days following the initial public offering of the common stock of the Corporation. The stock options shall be issued under a stock option plan that complies with the provisions of Rule 16b-3 of the Securities and Exchange Commission. The stock option agreements may contain such other and further terms as are not inconsistent with this Agreement or the stock option plan.

              7. Fringe Benefits.

                 (a) The Executive shall be entitled to all benefits generally available to employees of the Employer. The Employer shall pay for one parking space permit for the Executive.

                 (b) The Executive shall be entitled to four (4) weeks of vacation during each year of employment. Such vacation shall be taken at such times as the





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Executive and the Chairman and Chief Executive Officer of the Employer shall agree. The Executive shall be entitled to sick leave and holidays in accordance with the policy of the Employer as to its executive employees.

                 (c) For the calendar year 1997 and each calendar year thereafter, the Executive shall be entitled to reimbursement of up to $8,000 in financial counseling and tax preparation expenses incurred by the Executive in such calendar year, upon submission to the Employer of invoices and other documentation as may reasonably be requested by the Employer.

                 (d) The Executive shall be entitled for reimbursement for all costs associated with relocating to the Washington, D.C. metropolitan area, including temporary living expenses and closing costs (other than real estate commissions) related to the sale of Executive's current primary residence and the purchase of a new primary residence in the Washington, D.C. metropolitan area. In addition, the Executive shall be entitled to reimbursement for up to $150,000 in the aggregate for real estate commissions paid, and any capital loss incurred, by the Executive as a result of the sale of the Executive's current primary residence. The Executive shall be entitled for reimbursement for such amounts upon submission to the Employer of such documentation as the Employer may reasonably request.

              8. Reimbursement of Business Expenses.

                 The Employer shall reimburse the Executive in accordance with Employer's policies for all reasonable out-of-pocket costs incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Employer may reasonably request

              9. Automobile Allowance.

                 The Executive shall receive an automobile allowance of $450.00 per month which shall be paid with and in addition to the Executive's base salary. The Executive shall not be required to account for the Executive's use of such allowance.

             10. Non-Solicitation and Non-Competition.

                 (a) The Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of twelve (12) months following termination of the Executive's employment by the Employer for any reason (the "Non-Competition Period"), whether by action of the Executive or the Employer, the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, executive, employee, employer,





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consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Employer.

                 For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Employer if such business is engaged in providing outsourced marketing services or any other business in which the Employer is engaged at the time of termination of the Executive's employment; provided, however, that any common carrier providing long-distance telecommunications services shall not be deemed to be a business competitive with the Employer. Accordingly, the non-competition provisions of this Section 10(a) shall not apply to such entities and Executive may be employed by, or be otherwise associated with, any such entity during the Non-Competition Period.

                 (b) Employees. During the Non-Competition Period, the Executive will not, for his/her own benefit or for the benefit of any person or entity other than the Employer, (i) solicit, or assist any person or entity other than the Employer to solicit, any officer, director, executive or employee of the Employer to leave his/her employment, (ii) hire or cause to be hired any present or former officer, director, executive or employee of the Employer, or (iii) engage any present or former officer, director, executive or employee of the Employer as a partner, contractor, sub-contractor, employee or consultant.

                 (c) Customer and Business Relationships. During the Non-Competition Period, the Executive will not (i) solicit, or assist any person or entity other than the Employer to solicit, any person or entity that is a client of the Employer, or has been a client of the Employer during the prior twelve months, to purchase outsourced marketing services or any other products or services the Employer provides to a client, or (ii) interfere with any of Employer's business relationships.

                 (d) Reasonableness. The Executive acknowledges that (i) the markets served by the Employer are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Employer.

                 (e) Investment. Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Employer, provided that such investments (i) are passive investments and constitute one percent (1%) or less of the outstanding equity securities of such an entity the equity securities of





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which are traded on a national securities exchange or other public market, and
(ii) are approved by the Employer.

                 (f) Enforceability of Restrictions. The parties to this Agreement mutually agree that, in recognition of Employer's dependence on Executive's experience to carry out its business plan and Executive's senior and key position in the Employer, the restrictions detailed in Section 10 of this Agreement are necessary and appropriate to give effect to the intended relationships of the parties. Executive agrees that because damages arising from violations of Section 10 of this Agreement are extremely difficult to quantify with certainty, injunctive relief will be necessary to effect the intent of such Section. Accordingly, Executive hereby consents to the imposition of a preliminary or permanent injunction as a remedy to his breach of Section 10 of this Agreement.

                 It is the desire and intent of the parties hereto that the restrictions set forth in Section 10 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforceable either in whole or in part - whether the fault be in duration, geographic coverage or scope of activities precluded - the parties agree that they will mutually petition the court to sever or limit the unenforceable provision so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in Section 10 of this Agreement.

             11. Confidential Information.

                 (a) The Executive shall not (for his own benefit or the benefit of any person or entity other than the Employer) use or disclose any of the Employer's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how", computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

                 (b) Upon the effective date of notice of the Executive's or the Employer's election to terminate this Agreement, or at any time upon the request of the Employer, the Executive (or his heirs or personal representatives) shall deliver to the Employer all documents and materials containing trade secrets and confidential information relating to the Employer's business and all documents, materials and





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other property belonging to the Employer, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

                 (c) All discoveries and works made or conceived by the Executive during his employment by the Employer, jointly or with others, that relate to the Employer's activities shall be owned by the Employer. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to direct sales, telemarketing, wall media products, sampling/comparing or services. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Employer to evidence or better assure title to such discoveries and works by the Employer, assist the Employer in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Employer and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Employer, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with the Employer shall, as between the Executive and the Employer, be presumed to have been made during the Executive's employment by the Employer.

             12. Enforcement.

                 The Executive agrees that the Employer's remedies at law for any breach or threat of breach by him of the provisions of Section 10 and 11 hereof will be inadequate, and that the Employer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 10 and 11 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Employer may be entitled at law or equity.

             13. Miscellaneous.

                 (a) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time.





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                 (b) Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

                 (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

                 (d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Employer and the Executive.

                 (e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

                 (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

                 (g) Waiver. No delays or omission by the Employer or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                 (h) Captions. The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.





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                 (i) Severability.  In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




EMPLOYER                                        EXECUTIVE

SNYDER COMMUNICATIONS, L. P.


By:  Snyder Marketing Communications,
     Inc., Its General Partner

By:  /s/ DANIEL M. SNYDER                       /s/ SHAUN GILMORE
     -------------------------------            ------------------------
     Daniel M. Snyder, President and            Shaun Gilmore
     Chief Executive Officer

SNYDER COMMUNICATIONS, INC.

By:  /s/ DANIEL M. SNYDER
     -------------------------------
     Daniel M. Snyder, President and
     Chief Executive Officer







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